ELAN INTERNATIONAL SERVICES, LTD.
                               102 St. James Court
                              Flatts, Smiths Parish
                                  Bermuda FL 04


                              ELAN CORPORATION, PLC
                                  Lincoln House
                                  Lincoln Place
                                    Dublin 2
                                     Ireland


                                                                 August 13, 1999


Ligand Pharmaceuticals Incorporated
10275 Science Center Drive
San Diego, California 92121

Attention:  Paul V. Maier


Ladies and Gentlemen:

     Reference is made to the Securities Purchase Agreement, dated as of November 6, 1998 (the "Purchase Agreement"), by and among Ligand Pharmaceuticals Incorporated (the "Company"), Elan International Services, Ltd. (the "Purchaser"), and Elan Corporation, plc ("Elan"). Capitalized terms used in this letter agreement and not otherwise defined herein have the meanings assigned to such terms in the Purchase Agreement.

     By their signatures below, the Company, the Purchaser and Elan hereby agree as follows:

     (1) Effective as of the date of this letter agreement, in connection with the issuance and sale of any Additional Notes by the Company from and after the date of this letter agreement, the Purchase Agreement is hereby amended as follows:

          (a) Section 1(b) of the Purchase Agreement is hereby amended such that the gross proceeds received by the Company as a result of the issuance and sale of Additional Notes after the date of this letter agreement may be used by the Company for general corporate purposes.


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                                      -2-


          (b) Section 12(c)(ii)(y) of the Purchase Agreement is hereby amended by replacing "0.025" with "0.10".

          (c) Section 12(c) of the Purchase Agreement is hereby amended by deleting in its entirety the proviso at the end of the first sentence thereof and the second sentence thereof.

          (d) Section 1(b) of the Purchase Agreement is hereby amended by replacing "December 31, 1999" with "December 31, 2000".

     (2) On the basis of the representations, warranties, agreements and covenants contained in the Purchase Agreement and subject to the terms and conditions set forth therein, the Purchaser agrees to purchase from the Company on August 31, 1999, Additional Notes having an Additional Note Issuance Price of $20,000,000; provided, however, that the obligation of the Purchaser to purchase such Additional Notes shall be subject to the approval of the Board of Directors of the Purchaser. In addition, the Purchaser waives the delivery by the Company of a Purchase Request with respect to the issuance and sale of such Additional Notes.

     The amendments to the Purchase Agreement set forth in this letter agreement shall apply only to Additional Notes issued and sold by the Company on or after the date hereof. The Initial Notes and Additional Notes issued and sold by the Company prior to the date of this letter agreement shall remain unchanged and in full force and effect.

     Except as specifically amended hereby, all of the terms, conditions, and provisions of the Purchase Agreement shall remain unchanged and in full force and effect. No reference to this letter agreement need be made in any Additional Notes issued and sold by the Company on or after the date hereof or in any other instrument or document relating to such Additional Notes, a reference to the Purchase Agreement in any of such to be deemed to be a reference to the Purchase Agreement as amended by this letter agreement.

     The execution, delivery and effectiveness of this letter agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Purchaser, any Affiliate of the Purchaser or Elan under the Purchase Agreement or any of the Initial Notes or the Additional Notes, nor constitute a waiver of any provision of the Purchase Agreement, the Initial Notes or the Additional Notes.


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                                      -3-


     This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

     This letter agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original without the production of other counterparts and all of which taken together shall constitute one and the same instrument.

                          Sincerely,

                          ELAN INTERNATIONAL SERVICES, LTD.


                          By: /s/ Thomas G. Lynch
                              -----------------------------------
                              Name:  Thomas G. Lynch
                              Title: Chairman



                          ELAN CORPORATION, PLC


                          By: /s/ Thomas G. Lynch
                              -----------------------------------
                              Name:  Thomas G. Lynch
                              Title: Executive Vice President and
                                     Chief Financial Officer


Accepted and agreed as of the date first written above:

LIGAND PHARMACEUTICALS INCORPORATED


By: /s/ Paul V. Maier
    -------------------------------------
    Name:  Paul V. Maier
    Title: Senior Vice President
           and Chief Financial Officer